Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

Board of Directors
Smith & Wesson Holding Corporation
Scottsdale, Arizona

We consent to the inclusion of our Independent Auditors’ Report dated July 3, 2002, on the consolidated financial statements of Smith & Wesson Holding Corporation in the Form 10QSB/A for the transition period from January 1, 2001 to April 30, 2001, to be filed with the Securities and Exchange Commission on or around April 24, 2002.

/s/Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS
Santa Monica, California
April 24, 2002